UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2009

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15181	04-3363001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

82 Running Hill Road

South Portland, Maine 04106

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (207) 775-8100

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At our annual stockholders’ meeting held on May 6, 2009, stockholders approved, amongst other things, (1) a stock option exchange program for employees other than directors and executive officers, (2) an amendment to the Fairchild Semiconductor 2007 Stock Plan, as amended (the “2007 Plan”), to increase the number of shares of our common stock that may be issued under the 2007 Plan by 4,591,554 shares, and (3) certain amendments to the Employee Stock Purchase Plan, as amended and restated (the “ESPP,” and together with the 2007 Plan, the “Plans”), to increase the number of shares of our common stock that may be issued under the ESPP by 4,000,000 shares and make various technical revisions and improvements.

The amended version of the 2007 Plan, the amended and restated version of the ESPP and the material terms of the proposed option exchange program are summarized in our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 3, 2009, in connection with the annual meeting, which is incorporated herein by reference. The foregoing description of the amendments to the Plans is qualified in its entirety by reference to the actual terms of the Plans, which are attached as Exhibit 10.1 and Exhibit 10.2 to this report.

At our annual stockholders’ meeting stockholders elected all eight nominees to the board of directors. As previously announced, effective as of the stockholders’ meeting director Robert F. Friel retired from the board of directors. Promptly following the meeting the board of directors re-elected Mark S. Thompson, our president and chief executive officer, as chairman of the board for our next board term. Director Ronald W. Shelly will continue as lead independent director. The board of directors also elected the following directors to the committees against which their names appear below, each to serve until replaced by the board of directors:

Nominating and Governance Committee:

Charles P. Carinalli, Thomas L. Magnanti, Kevin J. McGarity and Ronald W. Shelly

Audit Committee:

Anthony Lear, Thomas L. Magnanti and Bryan R. Roub

Compensation Committee:

Charles P. Carinalli, Randy W. Carson, Kevin J. McGarity and Ronald W. Shelly

On May 6, 2009, we granted 7,000 deferred stock units to each of the following non-employee directors in accordance with our director compensation program: Charles P. Carinalli, Randy W. Carson, Anthony Lear, Thomas L. Magnanti, Kevin J. McGarity, Bryan R. Roub and Ronald W. Shelly. The DSU awards, made pursuant to the terms of the 2007 Plan, will vest in one-third increments on the last date prior to the date on which we hold our 2010, 2011 and 2012 annual stockholders’ meetings, subject to earlier vesting upon the director’s retirement from the board after age 65, or after age 55 if the director’s age plus elapsed years of continuous service on the board equals 65 or more. The non-employee directors will receive shares underlying vested DSUs on the earliest to occur of (1) the end of the director’s service on the board for any reason other than removal for cause, (2) the director’s disability, (3) the director’s death or (4) the date chosen by the director at the time of the award, which date must be a minimum of five years following the date of our 2009 annual stockholders’ meeting.

Item 9.01.	Financial Statements and Exhibits

10.1	Fairchild Semiconductor 2007 Stock Plan, as amended on May 6, 2009.

10.2	Employee Stock Purchase Plan, as amended and restated on May 6, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fairchild Semiconductor International, Inc.

Date: May 7, 2009	/s/ Paul D. Delva
Paul D. Delva
Sr. V.P., General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fairchild Semiconductor 2007 Stock Plan, as amended on May 6, 2009.

10.2	Employee Stock Purchase Plan, as amended and restated on May 6, 2009.